SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Specialty Underwriters’ Alliance, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware	20-0432760

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8585 Stemmons Freeway, Suite 200, South Tower, Dallas, Texas 75247

(Address of principal executive offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [ x ]

     Securities Act registration statement file number to which this form relates, if applicable: 333-117722

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant incorporates by reference herein the description of the Registrant’s common stock, par value $0.01 per share, appearing under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-117722), as filed with the Securities and Exchange Commission on July 28, 2004, as amended from time to time. The Registration Statement will be declared effective prior to or concurrently with this Form 8-A.

Item 2. Exhibits.

The following exhibits are filed herewith:

3.1	Amended and Restated Certificate of Incorporation of the Registrant (to be filed as Exhibit 3.1 to the Registration Statement and incorporated herein by reference).

3.2	Amended and Restated Bylaws of the Registrant (to be filed as Exhibit 3.2 to the Registration Statement and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC. (Registrant)

Date: August 4, 2004	By:	/s/ Courtney C. Smith Name: Courtney C. Smith Title: Chief Executive Officer